NYSE MKT: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Uranerz Announces Fourth Quarter and 2014 Year End Financial Results

Casper, Wyoming, March 16, 2015 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) has released its financial results for the year ended December 31, 2014 as filed with the United States Securities and Exchange Commission (“SEC”) and in Canada with the Canadian securities administrators (on SEDAR).

2014 Highlights

  Completed construction of the processing facility and initial wellfield at Nichols Ranch
  Commenced uranium recovery operations at mid-year
  Delivered 175,000 pounds of uranium to two utility customers
  Realized revenue of $10 million with a gross operating profit of $3.8 million in the second half of 2014

Mining operations were in startup mode during 2014. Uranerz completed construction of an in-situ recovery (“ISR”) uranium processing facility and first wellfield at its Nichols Ranch Unit as part of the Company’s Nichols Ranch ISR Uranium Project located in the central Powder River Basin of Wyoming, U.S.A. Around mid-year Uranerz commenced uranium recovery activities and produced 199,000 pounds of uranium by yearend. The Company sold 175,000 pounds of uranium at an average realized sales price of approximately $57 per pound which generated revenue of approximately $10 million and gross profit of $3.8 million. The average cost of goods sold was $35.50 per pound, including taxes and royalties.

Glenn Catchpole, Uranerz’ Chief Executive Officer stated, “2014 marked a year of multiple major milestones but the ultimate highlight was becoming North America’s newest producer of uranium. For 2015 we look forward to completing our first full year of operations as we continue to ramp-up and optimize operations at Nichols Ranch.”

The financial information presented is in accordance with U.S. generally accepted accounting principles. As an exploration stage company without “proven or probable reserves”, we expensed all costs related to constructing our processing facility and wellfield as incurred, in accordance with the SEC Industry Guide 7.

Financial Position at

Dollars in thousands	December 31, 2014	December 31, 2013
Cash and Cash Equivalents	$6,018	$ 11,916
Working Capital	$9,915	$11,050
Total Assets	$19,058	$16,949
Total Long Term Debt	$17,125	$20,000
Common Shareholders’ Equity (Deficit)	($5,945)	($6,662)

Since Uranerz commenced uranium recovery operations in mid-2014 and continued to optimize the processing facilities during the year, certain financial results are not comparable to those of 2013 nor are they indicative of future results.

Results of operations for the three and twelve months ended December 31

Dollars in thousands except per share amounts	Q4 2014	Q4 2013	FY 2014	FY 2013
Sales Revenue	$6,107	-	$10,007	-
Gross Profit	$2,369	-	$3,793	-
Net Loss	$1,799	$7,944	$11,977	$26,271
Basic and Diluted Net Loss Per Share	$0.01	$0.10	$0.13	$0.33
Net Cash Used in Operating Activities	$2,728	$9,020	$16,604	$23,287
Net Cash Used in Investing Activities	$22	$292	$265	$328
Net Cash Provided by Financing Activities	($705)	$13,680	$10,971	$28,514

To review Uranerz’ annual report on Form 10-K for the fiscal year ended December 31, 2014, including its management discussion and analysis, please visit the Company’s website at www.uranerz.com, the U.S. Securities and Exchange Commission website at www.sec.gov, or the Company’s profile on SEDAR at www.sedar.com.

About Uranerz
Uranerz Energy Corporation is a U.S. uranium company. The Company's Nichols Ranch Unit is its first ISR uranium project. Uranerz controls a large strategic land position in the central Powder River Basin of Wyoming, U.S.A. The Company's management team has specialized expertise in the ISR uranium mining method and a record of licensing, constructing and operating ISR uranium projects. The Company has entered into long-term uranium sales contracts for a portion of its planned production with Exelon and one other of the largest nuclear utilities in the country.

Further Information
For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

In a press release dated January 5, 2015, Uranerz and Energy Fuels Inc. (NYSE MKT: UUUU, TSX: EFR) announced the execution of a definitive merger agreement whereby Energy Fuels Inc. would acquire all of the issued and outstanding shares of common stock of Uranerz. The proposed merger transaction remains subject to shareholder approval and customary closing conditions. For more details, please refer to the Form 8-K filed with the United States Securities and Exchange Commission (“SEC”) on January 5, 2015.

This announcement is for informational purposes only and does not constitute an offer to purchase, a solicitation of an offer to sell the shares of common stock of Uranerz or a solicitation of any proxy, vote or approval. In connection with the proposed business combination between Uranerz and Energy Fuels Inc. (“Energy Fuels”), Energy Fuels will file with the SEC a registration statement on Form F-4 that will include a proxy statement of Uranerz that also constitutes a prospectus of Energy Fuels. Energy Fuels and Uranerz also plan to file with or furnish other documents to securities regulatory authorities in Canada and the United States regarding the proposed transaction.

INVESTORS AND STOCKHOLDERS OF URANERZ ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Anyone may obtain copies of these documents when they become available free of charge under Uranerz’ profile on EDGAR at www.sec.gov or on SEDAR at www.sedar.com, or by accessing Uranerz’ website at www.uranerz.com under the heading “Investors” and from Uranerz directly by contacting Derek Iwanaka, Investor Relations: (800) 689-1659. Documents will also be available free of charge under Energy Fuels’ profile on SEDAR at www.sedar.com or EDGAR at www.sec.gov, or by accessing Energy Fuels’ website at www.energyfuels.com under the heading “Investors” and from Energy Fuels directly by contacting Curtis Moore, Investor Relations at (303) 974-2140. Uranerz, Energy Fuels, their respective directors and certain of their executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Uranerz in connection with the proposed transaction. Information about the directors and executive officers of Uranerz is set forth in its proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 29, 2014. Information about the directors and executive officers of Energy Fuels can be found in its 2014 management information circular dated March 26, 2014, which is available at www.sedar.com and www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to the Company’s expectation that the Company will complete a merger transaction with Energy Fuels Inc. and all other statements which are in the future tense or which describe future activities or express intentions or expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the Securities and Exchange Commission (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Risks that could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements include, without limitation, risks related to: our ability to consummate the merger transaction with Energy Fuels; the satisfaction of the conditions to the completion of the merger transaction, including the risk that shareholder and regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger transaction; the volatility of the international marketplace; the impact of future uranium prices; our ability to raise capital to fund project development; and/or our ability to complete future acquisitions and other risk factors as described in our most recent annual and quarterly financial reports. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.